                                LIST OF EXHIBITS

1.1(a)      Copy of Standard Terms and Conditions of Trust between John Nuveen & Co. Incorporated,
            Depositor, and The Chase Manhattan Bank, Trustee. Filed as Exhibit 1.1(A) to the
            Sponsor's Registration Statement filed with respect to Series 823 (File No. 33-62325)
            and is incorporated herein by reference.
1.1(b)      Trust Indenture and Agreement (to be supplied by amendment).
1.2*        Copy of Certificate of Incorporation, as amended, of John Nuveen & Co. Incorporated,
            Depositor.
1.3**       Copy of amendment of Certificate of Incorporation changing name of Depositor to John
            Nuveen & Co. Incorporated.
2.1         Copy of Certificate of Ownership (included in Exhibit 1.1(A) and Incorporated herein by reference).
3.1         Opinion of counsel as to legality of securities being registered (to be supplied by amendment).
3.2         Opinion of counsel as to Federal income tax status of securities being registered (to be supplied by amendment).
3.3         Consents of special state counsel to the Fund for state tax matters to use of their names in the Prospectus (to be supplied by amendment).
3.4         Corporate opinion of Trustee's counsel (to be supplied by amendment).
3.5         Opinion of Trustee's counsel as to New York tax status (to be supplied by amendment).
4.1         Consent of Kenny S+P Evaluation Services (to be supplied by amendment).
4.2         Consent of Carter, Ledyard & Milburn (to be supplied by amendment).
4.3         Consent of Arthur Andersen LLP (to be supplied by amendment).
6.1         List of Directors and Officers of Depositor and other related information (incorporated by reference to Form S-6 [File No. 33-62325] filed on September 7, 1995 on behalf of
            Nuveen Tax-Exempt Unit Trust, Series 823).

- --------------

* Incorporated by reference to Form N-8B-2 (File No. 811-1547) filed on behalf of Nuveen Tax-Exempt Unit Trust, Series 16.

** Incorporated by reference to Form N-8B-2 (File No. 811-2198) filed on behalf of Nuveen Tax-Exempt Unit Trust, Series 37.